Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LETTER OF CREDIT REIMBURSEMENT AGREEMENT

    This First Amendment to Amended and Restated Letter of Credit Reimbursement Agreement, dated as of October 30, 2020 (this “Amendment”), amends the Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 7, 2019 (as amended, restated, supplemented or otherwise modified, the “Agreement”), among Renaissance Reinsurance Ltd. (the “Borrower”), various Lenders party thereto, and ING Bank N.V., London Branch, as Agent. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the Letter of Credit described in Section 2.1(a)(i)(x) of the Agreement was amended on the Effective Date to have a stated amount of $290,000,000;
WHEREAS, the Borrower has requested that the stated amount of the Letter of Credit described in Section 2.1(a)(i)(x) of the Agreement be reduced to $225,000,000 and that the facility be extended;
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1.    AMENDMENTS. As of the First Amendment Effective Date (as defined below), the Agreement is hereby amended as follows:
1.1    Amendment to Recital. The second WHEREAS clause is amended in its entirety to read as follows:
WHEREAS, the Borrower has requested to amend and restate the Existing Agreement to provide a credit facility for the purpose of issuing letters of credit to provide Funds at Lloyd’s to support the underwriting capacity provided by the Corporate Member to the Supported Syndicate for the 2020 underwriting year of account (and prior open years), and, following the First Amendment Effective Date, for the 2021 underwriting year of account (and prior open years) (“Permitted Uses”);
1.2    Amendments to Section 1.1.
(a)    Clause (b) of the definition of “Default Rate” in Section 1.1 of the Agreement is amended by replacing “Eurodollar Rate” with “Federal Funds Effective Rate”.

(b)    Clause (f) of the definition of “Full Collateralization Event” in Section 1.1 of the Agreement is amended by deleting the words “December 31, 2020” and inserting “December 31, 2021” therefor.
(c)    Section 1.1 of the Agreement is amended by adding the following definitions in alphabetical order:
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“First Amendment Effective Date” means October 30, 2020.
(d)    The definition of “Eurodollar Rate” is deleted.
1.3    Amendments to Section 2.1.
(a)    The first paragraph of Section 2.1(a) of the Agreement is amended in its entirety to read as follows:
(i) On the date of the Existing Agreement, each Lender issued, at the request and for the account of the Borrower, such Lender’s Applicable Percentage of (x) a Letter of Credit denominated in Dollars with a stated amount of $360,000,000, which Letter of Credit was previously amended to have a stated amount of $380,000,000, subsequently amended to have a stated amount of $180,000,000, and subsequently amended to have a stated amount of $255,000,000, and (y) a Letter of Credit denominated in Pounds with a stated amount of £85,000,000, which Letter of Credit was previously cancelled, in each case, to support the obligations of the Corporate Member with respect to the Supported Syndicate; (ii) as of the Effective Date, each Lender agreed to amend the Letter of Credit described in clause (a)(i)(x) above to change the stated amount of $255,000,000 to a stated amount of $290,000,000; and (iii) as of the First Amendment Effective Date, each Lender agreed to amend the Letter of Credit described in clause (a)(i)(x) above to change the stated amount of $290,000,000 to a stated amount of $225,000,000.
(b)    Section 2.1(b) of the Agreement is amended in its entirety to read as follows:
(b)    The Agent shall not issue a Letter of Credit except with Lloyd’s as the beneficiary thereof. Once an Expiry Notice has been issued or the Letter of Credit has an expiration date occurring on or after December 31, 2024, the Agent shall not amend the date set forth in such Expiry Notice except with the consent of all of the Lenders.
(c)    Section 2.1(c) of the Agreement is amended in its entirety to read as follows:
(c)    The Agent (i) shall, if the Agent has not already amended the Letter of Credit to have an expiration date on or before December 31, 2024, issue an Expiry Notice no later than December 31, 2020 for the outstanding Letters of Credit and (ii) may, and upon the request of the Required Lenders shall, issue an Expiry Notice when a Default has occurred and is continuing; provided, however, that upon the occurrence of a Default pursuant to Section 10.1(e) or 10.1(f), the Agent shall immediately issue an Expiry Notice.
1.4    Amendment to Section 2.2(d). Section 2.2(d) of the Agreement is amended by replacing “Eurodollar Rate” where it appears therein with “Federal Funds Effective Rate”.

    2. Representations and Warranties. The Borrower represents and warrants to the Agent and the Lenders that:

(a)Authorization. The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform and observe the terms and conditions stated herein and in the Agreement, and the Borrower has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Amendment and the Agreement, as amended hereby.

(b)No Conflict. The Borrower’s execution, delivery and performance of this Amendment do not and will not: (i) violate or contravene its Organizational Documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property; or (iii) result in the breach of any provision of, or in the imposition of any lien or encumbrance (except for liens or encumbrances created under the Credit Documents) under, or constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound.

(c)Governmental Approvals. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by the Borrower in connection with the execution and delivery by the Borrower of this Amendment or the issuance by the Lenders of any Letter of Credit, or amendment thereto, or other Obligations for the account of the Borrower pursuant to the Agreement, as amended by this Amendment, except for those which have been duly obtained, taken, given or made and are in full force and effect.

(d)Enforceability. This Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and/or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and good faith and fair dealing.

(e)Representations and Warranties. On the date hereof, each representation and warranty set forth in Section 7 of the Agreement, as amended by this Amendment, is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty was true and correct as of such date).

(f)No Default. No Default, Event of Default, Full Collateralization Event or Partial Collateralization Event exists or will exist after giving effect to this Amendment, unless with respect to Partial Collateralization Events, Eligible Collateral with a Collateral Value at least equal to the Required Collateral Account has been deposited into the Collateral Account.

    3.    Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Agent has received each of the following, in form and substance satisfactory to the Agent:

(a)counterparts of this Amendment signed by the Borrower and each other party hereto;

(b)certified copies of all documents evidencing any necessary corporate (or other similar) action, and any material third-party consents and governmental approvals (if any) required for the execution, delivery and performance by the Borrower of this Amendment;

(c)confirmation that (i) there have been no changes to the articles or certificate of formation (or similar charter document) and the bylaws or operating agreement (or similar governing documents) of the Borrower since the Effective Date and (ii) the resolutions delivered to the Agent on November 7, 2019 remain in full force and effect;

(d)opinions letters of Willkie Farr & Gallagher LLP addressed to the Lenders and the Agent;

(e)confirmation from Lloyd’s that the Managing Agent has submitted all necessary documents regarding its plan to provide Funds at Lloyd’s;

(f)the Borrower shall have delivered to the Agent a Letter of Credit Application with respect to the decrease in the amount of the Letter of Credit;

(g)all amounts that are then due and payable pursuant to Section 3 and Section 12.4 of the Agreement;

(h)receipt by each Lender of the fees described in the fee letter dated the date hereof executed by the Agent, the Lenders and the Borrower; and

(i)such other documents as Agent or any Lender may reasonably request.

    4.    Miscellaneous.

(a)On and after the date hereof, as used in the Agreement, “hereinafter,” “hereto,” “hereof” and words of like import and all references in the Agreement, the other Credit Documents and the respective exhibits and schedules thereto shall, unless the context otherwise requires, be deemed to be references to the Agreement as amended hereby and as further amended from time to time.

(b)Except as expressly amended hereby, the parties hereto agree that the Agreement is ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with its terms and that all provisions of this Amendment are the legally binding and enforceable agreements of the parties hereto and their permitted successors and assigns.

(c)This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d)The provisions of Sections 12.15 and 12.16 of the Agreement regarding, among other things, jurisdiction, service of process and waiver of trial by jury, shall apply to this Amendment as if the same were set out in full herein in this place.

(e)This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

(f)Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(g)This Amendment is a Credit Document.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

RENAISSANCE REINSURANCE LTD.

By: /s/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Senior Vice President & Corporate Treasurer

ING BANK N.V., LONDON BRANCH., as Agent and a Lender

By: /s/ O. Yu
Name: O. Yu
Title: Director

By: /s/ A. Prosser
Name: A. Prosser
Title: Vice President

BANK OF MONTREAL, LONDON BRANCH, as Lender

By: /s/ Tom Woolgar
Name: Tom Woolgar
Title: MD

By: /s/ Scott Matthews
Name: Scott Matthews
Title: MD

CITIBANK EUROPE PLC., as a Lender

By: /s/ Niall Tuckey
Name: Niall Tuckey
Title: Director